                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Arrhythmia Research Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      Arrhythmia Research Technology, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 11, 1999


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Arrhythmia Research Technology, Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Hotel, 2857 Paces Ferry Road, Atlanta, Georgia, 30339 on Thursday, November 11, 1999 at 10:00 a.m., local time, for the following purposes:

      1. To elect two directors, each for a term of three years to expire at the 2002 Annual Meeting;

      2. To approve the appointment of BDO Seidman, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

The close of business on October 8, 1999 has been fixed by the Board of Directors of the Company as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the office of the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.


                                            By Order of the Board of Directors

                                           /s/ Nancy C. Arnold
                                           Nancy C. Arnold
                                           Secretary



October 8, 1998

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
                       1101 CAPITAL OF TEXAS HIGHWAY SOUTH
                              BUILDING G, SUITE 200
                               AUSTIN, TEXAS 78746
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 11, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited by the Board of Directors on behalf of Arrhythmia Research Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on November 11, 1999, at 10:00 a.m. at the Wyndham Hotel, 2857 Paces Ferry Road, Atlanta, Georgia 30339, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. When such Proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon, or if no direction is indicated, they will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. Abstentions are counted as shares present in the determination of whether the shares represented at the meeting constitute a quorum, and are counted as votes against proposals to be acted on by the Stockholders. Broker non-votes, however, will not be considered as present at the meeting in determining the presence of a quorum and are not counted for or against proposals to be acted on by the Stockholders. An automated system administered by Continental Stock Transfer & Trust Company, the Company's transfer agent, is used to tabulate the votes.

         This Proxy Statement and the enclosed Proxy are being sent to Stockholders beginning on October 11, 1999. The Company will also supply brokers or other persons holding stock in their names or in the names of their nominees with such number of Proxies and proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses incurred in connection therewith. In addition to solicitation by mail, certain Directors, officers, and regular employees of the Company may solicit proxies by facsimile transmission, telephone, and personal interview.

         The cost of the solicitation of proxies for the 1999 Annual Meeting will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers that now accompany or may hereafter supplement it. The costs of the solicitation, preparation, and mailing of Proxies are expected to be less than $10,000.

RIGHT TO REVOKE PROXY

         Any Stockholder giving the Proxy enclosed with this Proxy Statement has the power to revoke such Proxy at any time prior to the exercise thereof by filing with the Company a written revocation thereof at or prior to the 1999 Annual Meeting, by executing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person the shares of stock such Stockholder is entitled to vote. Unless the persons named in the Proxy are prevented by circumstances beyond their control from acting, the Proxy will be voted at the 1999 Annual Meeting and at any adjournment thereof in the manner specified therein, but unless otherwise indicated, such Proxy will be voted:

      (1) FOR the election of the two nominees listed under "Election of Directors" as Directors of the Company;

      (2) FOR the approval of appointment of BDO Seidman, LLP to audit the consolidated financial statements of Arrhythmia Research Technology, Inc. for the fiscal year ending December 31, 1999; and

      (3) At the discretion of the Proxy holders, on any other matter that may properly come before the 1999 Annual Meeting or any adjournment thereof.

VOTING SECURITIES

         At the close of business on October 8, 1999, which is the record date for the determination of Stockholders of the Company entitled to receive notice of and vote at the 1999 Annual Meeting or any adjournment thereof, the Company had outstanding 3,449,401 shares of Common Stock, $.01 par value per share (the "Common Stock"), exclusive of 201,415 treasury shares which will not be considered present or entitled to vote. Each share of Common Stock is entitled to one vote.

         The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1999 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

GENERAL INFORMATION

         The Company's By-Laws provide that the number of Directors, as determined from time to time by the Board of Directors, shall not be less than one nor more than nine. The Board of Directors has fixed the number at five. The By-Laws further provide that Directors shall be divided into three classes (Class I, Class II, and Class III) serving staggered three-year terms, with each to be as nearly equal as possible.

          The Board of Directors has nominated Anthony A. Cetrone and Russell C. Chambers for election as Class I Directors for a three-year term expiring at the 2002 annual meeting and until their successors are duly elected and qualified. Mr. Cetrone and Dr. Chambers are presently Directors of the Company whose terms expire at the Annual Meeting.

         The Board of Directors has inquired of each nominee and has ascertained that each will serve, if elected. In the event that any of these nominees should become unavailable for election (which is unexpected), the Board of Directors may designate substitute nominees, in which event the shares represented by the Proxy will be voted for such substitute nominees unless an instruction to the contrary is indicated on the Proxy. In lieu thereof, the Board of Directors may reduce the number of Directors in accordance with the By-Laws of the Company.

          The affirmative vote of the holders of a majority of the shares of Common Stock present (whether in person or by proxy) and entitled to vote is required for the election of Dr. Chambers and Mr. Cetrone. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DR. CHAMBERS AND MR. CETRONE AS CLASS I DIRECTORS OF THE COMPANY.

INFORMATION ABOUT NOMINEES AND DIRECTORS

         Biographical information for each person nominated and for each person whose term of office as a Director will continue after the 1999 Annual Meeting is set forth below.

NOMINEES

                                       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,             DIRECTOR
NAME AND AGE                                PAST FIVE YEARS AND DIRECTORSHIPS                  SINCE
------------                  -------------------------------------------------------------   --------
CLASS I (TERM EXPIRES 1999)

Anthony A. Cetrone            Mr. Cetrone has been President and Chief Executive officer of      1992
AGE 71                        the Company since July 1998.  Mr. Cetrone has been President and Chief Executive Officer of Micron Products Inc., a wholly owned subsidiary of the Company, since June 1990. Mr. Cetrone was President and Chief Executive Officer of the Company from
                              January 1993 until March 1995. He served as President of
                              Micron Medical Products Inc., a manufacturer of silver/silver chloride coated sensors, from 1988 until December 1993, when
                              Micron Medical Products Inc. was merged with and into Micron
                              Products Inc.  From October 1991 to December 1993, Mr.
                              Cetrone served as Chairman of the Board of Micron Medical
                              Products Inc.  From October 1991 to the March 1995, Mr.
                              Cetrone served as Chairman of the Board of Micron Products
                              Inc. Micron Products Inc. filed a bankruptcy petition in
                              November 1991.


                                       4

Russell C. Chambers, M.D.     Dr. Chambers served as the Company's Chairman of  the Board        1982
AGE 56                        until August 1990.  For more than the past five years, Dr.
                              Chambers has been primarily engaged in the
                              management of his personal investments.


------------------------------------------------------------------------------------------------------


CLASS II (TERM EXPIRES 2001)
E. P. Marinos                 Mr. Marinos has been President and Chief Executive Officer        1994
AGE 57                        of Midcoast Interstate Transmission, Inc. since June 1997.
                              He also became Corporate Vice President of
                              Administration for Midcoast Energy Resources, Inc.
                              in June 1999. From March 1995 until June 1997, he
                              was President and Chief Executive Officer of the
                              Company. Mr. Marinos was appointed interim Vice
                              President, Chief Financial Officer and Chief
                              Operating Officer of the Company in June 1994. He
                              was President and Chief Executive Officer of
                              AMT/EMP Associates, a consulting company providing
                              services in the areas of strategic planning,
                              mergers and acquisitions, and organizational
                              restructuring from March 1991 until March 1995.

Julius Tabin                  Since 1949, Dr. Tabin has been a partner in the                   1982
AGE 79                        law firm of Fitch, Even, Tabin & Flannery.


CLASS III (TERM EXPIRES 2000)

Paul F. Walter, M.D           Dr. Walter is an electrophysiologist and Professor of              1982
AGE 60                        Medicine at Emory University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The business of the Company is managed by or under the direction of the Board of Directors. The Board has established several committees whose principal functions are briefly described below. During the fiscal year ended December 31, 1998, the Board of Directors held seven meetings. Various committees of the Board met a total of nine times. Average attendance by incumbent directors at Board and committee meetings was 97% and all of them attended 85% or more of the meetings of the Board and the committees on which they served.

          AUDIT COMMITTEE. The Audit Committee is composed of one non-employee Director, E. P. Marinos. Among its functions, it reviews the scope and effectiveness of audits of the Company by the independent public accountants; selects and recommends to the Board of Directors the employment of independent public accountants for the Company; reviews the audit plan of the independent public accountants; reviews and approves the fees charged by the independent public accountants; reviews the Company's annual financial statements before their release; reviews the adequacy of the Company's system of internal controls and recommendations of the independent public accountants with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; and monitors compliance by employees of the Company with the Company's standards of business conduct policies. The committee met two times in the 1998 fiscal year.

         COMPENSATION COMMITTEE. The one member of the Compensation Committee, Russell C. Chambers, is a non-employee Director and is ineligible to participate in any of the plans or programs which are administered by the committee. The principal functions of the Compensation Committee are to evaluate the performance of the Company's senior executives, to consider the design and competitiveness of the Company's compensation plans, to review and approve senior executive compensation and to administer the Company's Employee Incentive Stock Option Plan. The committee met two times during the 1998 fiscal year.

          EXECUTIVE COMMITTEE. The Executive Committee is composed of two members: Anthony A. Cetrone and E. P. Marinos. The principal functions of the Executive Committee are reviewing and evaluating significant business and policy decisions and making recommendations to the full Board of Directors. The Executive Committee met five times in fiscal year 1998.

         The Board has no standing Nominating Committee.

DIRECTORS' COMPENSATION

         Each non-employee Director receives cash compensation of $1,000 per quarter. Additionally, each non-employee Director receives $500 cash for each meeting at which such Director is present in person and $250 for each meeting at which such Director is present by telephone. Employee directors do not receive cash compensation. In October 1994, the Stockholders approved the grant of options to purchase 18,000 shares of the Company's Common Stock to each non-employee Director. Such options became exercisable upon approval and were granted for a term of ten years. The purchase price of each share of Common Stock covered by an option is equal to the fair market value of a share of Common Stock on the date the option was granted. In the event the fair market value of the Common Stock reaches $6.00 per share, then the option price for one share shall be the fair market value of the Common Stock on the date the option is granted, less the difference between the average closing price of the Common Stock for the 20 trading days immediately preceding the date on which the Director gives notice of his intention to exercise an option and $6.00 per share. Notwithstanding the foregoing, the exercise price may never be less than $1 per share nor greater than the fair market value on the date of grant.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth all persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company as of September 1, 1999:

                                                          BENEFICIAL OWNERSHIP
                                                          --------------------
              NAME AND ADDRESS OF BENEFICIAL OWNER        NUMBER       PERCENT
         ---------------------------------------------------------------------
         Russell C. Chambers                              424,065      11.68%
            772 Potato Patch
            Vail, Colorado 81657


         The following table sets forth beneficial ownership of Common Stock as of a recent date for each director of the Company, each executive officer named in the Summary Compensation Table under "EXECUTIVE COMPENSATION" herein and all directors and executive officers as a group. Unless otherwise stated and subject to applicable community property laws, each beneficial owner has sole voting and investment powers with respect to the shares shown.

                                                                                     BENEFICIAL
                                                                                     OWNERSHIP(1)
                                                                               ----------------------
                        NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER     PERCENT(2)
       ----------------------------------------------------------------------------------------------
       Anthony A. Cetrone (4)(5)..............................................    134,317-   3.70
       Russell C. Chambers, M.D. (3)(5).......................................    424,065-  11.68
       E.P. Marinos(5)........................................................     54,167-   1.49
       Julius Tabin, Ph.D(5)..................................................    134,811-   3.71
       Paul F. Walter, M.D(5).................................................     69,375-   1.91
       All officers and directors as a group (6 persons) (5)..................  1,221,210   33.61


1. Unless otherwise noted, each person has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

2. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

3. Includes 2,500 shares over which Dr. Chambers has voting power pursuant to an agreement, 12,500 shares held as custodian for his son and 2,500 shares held as custodian for a niece.

4. Includes 67,567 shares held by the Micron Employee Stock Ownership Plan over which Mr. Cetrone shares voting power as Trustee.
5. Includes shares which may be acquired upon the exercise of outstanding options within the next sixty days as follows:

          Anthony A. Cetrone..............................  66,750
          Russell C. Chambers, M.D .......................  18,000
          E.P. Marinos....................................  42,000
          Julius Tabin....................................  18,000
          Paul F. Walter, M.D. ...........................  18,000
          Nancy C. Arnold.................................  21,000
                                                           -------
                Total..................................... 183,750

                                                 EXECUTIVE OFFICERS

         The following list sets forth the names, ages and offices of the executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.

              NAME                          POSITION                              AGE
         ----------------------------------------------------------------------------
         Anthony A. Cetrone.................Chairman of the Board and              71
                                            President
         Nancy C. Garbade...................Executive Vice President, Secretary    52


          MR. CETRONE has been Chairman of the Board since October 1996 and President since July 1998. He is President of Micron Products Inc.

          MS. ARNOLD has been Executive Vice President of the Company since 1998, Secretary of the Company since 1988 and General Counsel since 1990.

                                               EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The aggregate of all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, its Chief Financial Officer and Chief Operating Officer (the "Named Executive Officers") for services during the three fiscal years ended December 31, 1998 by the Company and its subsidiaries is shown in the following table:

                                             SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                         ----------------------
                                                          ANNUAL COMPENSATION              AWARDS      PAYOUTS
                                                --------------------------------------   ----------------------
                                                                                            STOCK     LONG-TERM       ALL
                                                                                           OPTIONS    INCENTIVE      OTHER
         NAME AND PRINCIPAL POSITION             YEAR     SALARY     BONUS  OPTIONS(1)      (SH)       PAYOUTS    COMPENSATION
----------------------------------------------- -------- ---------  ------  ----------   ---------    --------    ------------
Anthony A. Cetrone, President, Micron            1998    $ 99,000     5,282      -            -           -            -
Products Inc.

Sidney M. Barbanel, President and Chief          1998    $ 70,833      -         -            -           -            -
Executive Officer

E. P. Marinos, former President and Chief        1997    $ 62,800   $ 4,000      -            -           -            -
Executive Officer

Anthony A. Cetrone, President, Micron            1997    $ 98,000    13,569      -            -           -            -
Products Inc.

Sidney M. Barbanel, President and Chief          1997    $ 43,800      -         -            -           -            -
Executive Officer

E. P. Marinos, former President and Chief        1996    $100,000   $ 2,000      -            -           -            -
Executive Officer

Anthony A. Cetrone, President, Micron            1996    $ 98,000   $17,118      -            -           -            -
Products Inc.

         (1) Mr. Marinos and Mr. Cetrone were granted 60,000 and 20,000 options to purchase shares, respectively, under the Option Plan. The shares vest at the rate of 20% per year for five years until fully vested.
         The exercise price was based on the market price on the date of grant. Mr. Marinos relinquished 36,000 options in June 1997. Mr. Marinos and Mr. Cetrone were granted 20,000 and 9,000 options to purchase shares at an exercise price of $3.00, respectively, outside the Option Plan. Twenty-five percent of the shares vest immediately and the remainder vest at twenty-five percent on each anniversary date, until fully vested. The shares granted outside the Option Plan were approved by the shareholders. The market price at the date of grant was $3.00. Mr. Marinos relinquished all 20,000 options in June 1997. In September 1998, all outstanding options were repriced to reflect the fair market value of $1.06 per share.

         OPTION GRANTS TABLE

              There were no option grants/SARS in fiscal year 1998.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTIONS VALUES TABLE

              The realized value of aggregated option exercises during 1998 and the value of unexercised in-the-money options at December 31, 1998 held by the Named Executive Officers are shown in the following table:

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                         VALUE REALIZED    NUMBER OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-MONEY
                            SHARES     (MARKET PRICE AT      HELD AT DECEMBER 31, 1998     OPTIONS AT DECEMBER 31, 1998 (1)
                           ACQUIRED      EXERCISE LESS    ------------------------------   ----------------------------------
         NAME            ON EXERCISE    EXERCISE PRICE)    EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------  -------------  ---------------    -----------    -------------      -----------      -------------
Anthony A. Cetrone.....       -           $         -         66,750           7,250           $      -           $      -

------------------
         (1) Calculated on the basis of the closing sale price per share for the Common Stock on the American Stock Exchange of $1 5/16 on December 31, 1998.

                        REPORT OF THE COMPENSATION COMMITTEE

             The following report of the Compensation Committee (the "Committee"), as well as the Performance Graph set forth herein, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission (the "SEC") and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

             The Compensation Committee is responsible for establishing and reviewing the Company's executive compensation policies, advising the full Board of Directors on all compensation matters and administering the Company's stock option plans. The Committee is comprised exclusively of outside Directors (see page 6). All decisions of the Committee relating to compensation of the President and Chief Executive Officer are reviewed and approved by the other non-employee Directors.

         COMPENSATION POLICY

             The Company's executive compensation policies are designed to foster the Company's business goals of achieving profitable growth and premium returns to Stockholders. The principal objectives of these policies are as follows: (1) to attract, motivate and retain executives of outstanding ability and character; (2) to provide rewards that are closely related to the performance of the Company and the individual executive by placing a portion of compensation at risk; and (3) to align the interests of executives and Stockholders through long-term, equity-based incentives and programs to encourage and reward stock ownership. The Committee utilizes the services of an independent executive compensation consultant in developing and evaluating compensation plans in order to achieve the foregoing objectives.

             This report discusses the manner in which base salaries, short-term incentive compensation and long-term, equity-based incentives for the Company's President and Chief Executive Officer and other executive officers were determined for the 1998 fiscal year.

         EXECUTIVE COMPENSATION

             The key components of executive compensation are base salary, short-term incentive compensation and long-term, equity-based incentives. Base salary levels are generally targeted to be competitive with the average salaries paid at other companies of similar size and complexity both within and outside the medical device distribution and manufacturing industries. The Committee works with an independent executive compensation consultant to analyze competitive compensation levels at comparable companies.

             BASE SALARY

             Salary level targets are established so that the Company can attract and retain the most qualified employees. The Compensation Committee approves the individual salaries of executive officers. In determining an executive officer's salary, the Compensation Committee considers, but does not assign specific weights to, the following factors: internal factors involving the executive's level of responsibility, experience, individual performance, and equity issues relating to pay for other Company executives, as well as external factors involving competitive positioning, overall corporate performance, and general economic conditions. No specific formula is applied to determine the weight of each factor.

             INCENTIVE COMPENSATION PROGRAM

             The Company maintains an incentive compensation program for substantially all officers and executives designed to reward such individuals for their contributions to corporate and individual objectives. In the past, the programs have provided additional compensation based on performance and profits of those operations for which the various executives have responsibility. During fiscal 1998, $5,282 was paid to Anthony A. Cetrone as a bonus, based on the performance of Micron Products Inc., pursuant to an agreement between Mr. Cetrone and Micron.

             LONG-TERM INCENTIVE COMPENSATION

             The Company also grants stock options and other equity incentives under the 1987 Employee Stock Option Plan in order to link compensation to the Company's long-term growth and performance and to increases in Stockholder value. Under the 1987 Employee Incentive Stock Option Plan, the Committee may grant stock options to eligible employees of the Company and its subsidiaries. The Committee has broad discretion to establish the terms of such grants. It typically grants awards on an annual basis and may also grant awards to designated employees upon commencement of employment or following a significant change in an employee's responsibility or title. Awards are based on guidelines relating to the employee's position in the Company which are set by the Committee, as well as the employee's current performance and anticipated future contributions. The Committee also considers the amount and terms of stock options previously granted to each of the employees. Each member of the Committee individually evaluates these factors with respect to each executive and then the Committee reaches a consensus on the appropriate award. During fiscal year 1998, the Committee did not recommend the grant of any options to any Executive Officers.

         COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

             Sidney M. Barbanel served as President and Chief Executive Officer of the Company until July 1998. In accordance with the terms of his Employment Contract, Mr. Barbanel earned base compensation at the rate of $100,000 per annum. The rate of compensation established by Mr. Barbanel's employment contract was the same as that of the former President. Mr. Barbanel resigned as President and Chief Executive Officer in July 1998 and Anthony A. Cetrone was named to succeed him. From July 1998 until December 1998, Mr. Barbanel served as Vice President of Sales and was compensated at the rate of $4,000 per month. Mr. Cetrone's compensation, as President of Micron
         Products Inc., was $98,000 per annum through November 1998. In December 1998, his annual rate of compensation increased to $110,000. In addition, he was entitled to receive a bonus based on performance. Mr. Cetrone received an increase in compensation in consideration for the additional duties he assumed as President of the Company. Mr. Cetrone's last increase in salary was in December 1992.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).

             Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the Stockholders of the Company. The Committee intends to take into account the potential application of
         Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee does not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1998.

             This report on executive compensation is made by and on behalf of the Company's Compensation Committee.

                       Russell C. Chambers, M.D.

                          STOCK PERFORMANCE GRAPH

             The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (from December 31, 1993 to December 31, 1998), with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") (which does not include the Company), and the Standard & Poor's Medical Products and Supplies Stock Index (which includes the Company)("S&P Med"). Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested in December 31, 1993 in the Company's Common Stock, S&P 500, and S&P Med.


Research Data Group                            Peer Group Total Return Worksheet

         Arrhythmia Resh Technology (HRT)

                                                                 CUMULATTIVE TOTAL RETURN
                                                        ------------------------------------------
                                                         12/93  12/94  12/95  12/96  12/97  12/98
         ARRHYTHMIA RESEARCH TECHNOLOGY, INC.             100     30     52     30     19     16
         S & P 500                                        100    101    139    171    229    294
         S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES   100    119    200    230    287    413

Research Data Group                                      Total Return Worksheet

                                                                                  Begin:   12/31/93
                                                                                    FYE:   12/31/98
Arrhythmia Resh Technology (HRT)                                                    End:   12/31/98
                                    Beginning
           Transaction   Closing     No. Of     Dividend   Dividend    Shares    Ending   Cum. Tot.
Date*          Type      Price**    Shares***   per share    Paid    Reinvested  Shares     Return
-----      -----------   -------    ---------   ---------  --------  ----------  ------   ---------
12/31/93      Begin        8.25       12.12                                      12.121     100.00

12/31/94    Year End       2.50       12.12                                      12.121      30.30

12/31/95    Year End       4.25       12.12                                      12.121      51.52

12/31/96    Year End       2.50       12.12                                      12.121      30.30

12/31/97    Year End       1.56       12.12                                      12.121      18.94

12/31/98      End          1.31       12.12                                      12.121      15.91


*    Specified ending dates or ex-dividend dates.
** All Closing Prices and Dividends are adjusted for stock splits and stock dividends.
***  Begin Shares' based on $100 investment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             To date, all transactions between the Company and its officers, directors, or their affiliates have been approved or ratified by a majority of the directors who did not have an interest in, and who were not employed by the Company at the time of such transaction. The Company's Board of Directors adopted resolutions providing that any transaction between the Company and its officers, directors or their affiliates must be approved by a majority of the Board of Directors who do not have an interest in and who are not employed by the Company at the time of such transaction. The Company believes that all transactions entered into with affiliates of the Company were on terms no less favorable than could have been obtained from unaffiliated third parties.

             In May 1983, the Company entered into an agreement with Cardiodigital Industries, Inc. ("CDI") pursuant to which the Company granted an exclusive license to CDI to utilize the technology covered by the Simson Patent in connection with the research and development of signal-averaging devices. In consideration of the license, CDI provided $175,000 in financing and granted the Company the option to acquire any technology developed by CDI on an exclusive basis in consideration of either a lump-sum payment of $1,250,000 or a royalty of $150 per cardiac signal-averaging device sold by the Company, up to a maximum of $1,250,000. The Company elected to pay to CDI a royalty of $150 per device sold by ART. Julius Tabin, a Director of the Company, is a shareholder of CDI. In addition, the estate of G. Russell Chambers (Dr. Chambers' father), is a principal shareholder of CDI. Royalty fees for the fiscal years ended December 31, 1998, 1997 and 1996 were $2,700, $6,300 and
         $10,500, respectively.

             Dr. Tabin, a Director of the Company, is a Partner of Fitch, Even, Tabin & Flannery, a law firm that represents the Company with respect to patent and other intellectual property law matters. Fees for legal services rendered by Fitch, Even, Tabin & Flannery were approximately $3,286, $20,000 and $30,000 for the fiscal years ended December 31, 1998, 1997 and 1996, respectively. Fitch, Even, Tabin & Flannery received customary compensation in connection with its services to the Company.

             Dr. Russell C. Chambers, a director and shareholder of the Company, is engaged as a consultant to the Company. For the years ended
         December 31, 1998, 1997 and 1996, health insurance premiums paid on Dr.Chambers' behalf amounted to approximately $8,320, $8,900 and $5,900, respectively.

                                 CERTAIN FILINGS

             Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of such reports. Based on Company records and other information, the Company believes that its executive officers, Directors, and 10 percent Stockholders timely complied with such filing requirements with respect to the fiscal year ended December 31, 1998, except

         Julius Tabin who inadvertently neglected to file with respect to certain purchases of the Company's common stock in October 1998. Dr. Tabin has corrected the omission.

                                     PROPOSAL NO. 2
                                  INDEPENDENT ACCOUNTANTS

             The Directors of the Company have selected the firm of BDO Seidman, LLP as the auditors of the Company for the fiscal year ending
         December 31, 1999, subject to the approval of the stockholders. BDO Seidman, LLP has acted for the Company as auditors since 1998.

             Before the Audit Committee recommended to the full Board the appointment of BDO Seidman, LLP, it carefully considered the qualifications of that firm, including its performance previously and its reputation for integrity and for competence in the fields of accounting and auditing.

             The amount of the fees for audit and tax services performed by BDO Seidman, LLP relating to fiscal year 1998 was approximately $74,250.00. Representatives of BDO Seidman, LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire.

         RECOMMENDATION AND VOTE

             To be approved, this proposal requires the affirmative vote of the holders of a majority of the voting stock of the Company present in person or represented by proxy at the Annual Meeting entitled to vote thereon.

             THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

             Stockholders are entitled to submit proposals on matters appropriate for Stockholder action consistent with regulations of the Securities and Exchange Commission. Should a Stockholder intend to present a proposal at the 2000 Annual Meeting, it must be received by the Secretary of the Company (1101 Capital of Texas Highway South, Building G, Suite 200, Austin, Texas 78746) not later than April 30, 2000 and must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER BUSINESS

             The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their judgment on such matters.

             No person is authorized to give any information or to make any representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

             Copies of the Company's 1998 Annual Report on Form 10-K are being sent to all Stockholders along with this Proxy Statement. Additional copies will be furnished without charge to Stockholders upon written request. All written requests should be directed to Arrhythmia Research Technology, Inc., Secretary, 1101 Capital of Texas Highway South, Building G, Suite 200, Austin, Texas 78746.

                      ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

                 FOR STOCKHOLDERS MEETING ON NOVEMBER 11, 1999

    The undersigned hereby appoints Douglas Johnson and Kathleen Watt and each or either of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned in all matters coming before the 1999 Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc. to be held at the Wyndham Hotel, 2857 Paces Ferry Road, Atlanta, Georgia on Thursday, November 11, 1999 at 10:00 a.m. local time, and any adjournment thereof, and to vote as follows:

1.  ELECTION OF DIRECTORS:

    Nominees: Anthony A. Cetrone and Russell Chambers
    / / VOTE FOR all nominees listed above, except withhold from following nominees (if any): _________________________________________________________

                                        OR

    / / VOTE WITHHELD from all nominees listed above.

2.  APPROVAL OF THE APPOINTMENT OF BDO SEIDMAN, LLP

    / / VOTE FOR             / / VOTE AGAINST            / / ABSTAIN

3.  OTHER MATTERS

    In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AND WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR
ITEM 2 AND WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT FOR ITEM 3.

                   PLEASE SIGN AND DATE ON THE REVERSE SIDE.

                             PLEASE SIGN AND DATE:
                                              Dated: _____________________, 1999
                                              __________________________________

                                                          Signature
                                              __________________________________

                                                         Printed Name
                                              __________________________________

                                                          Signature
                                              __________________________________

                                                         Printed Name

                                              (Joint Owners Should Each Sign,
                                              Attorneys-in-Fact, Executors,
                                              Administrators, Custodians,
                                              Partners, or Corporate Officers
                                              Should Give Their Full Title.)

                    PLEASE DATE, SIGN AND RETURN THIS PROXY
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES